Mark A. Crosswhite Chairman, President and Chief Executive Officer	600 North 18th Street Post Office Box 2641 Birmingham, Alabama 35291-0001	Exhibit 24.1

January 27, 2017

Art P. Beattie 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308	Melissa K. Caen 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308

Dear Mr. Beattie and Ms. Caen:

Alabama Power Company (the “Company”) proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of an indeterminate amount or number of any of the following securities: preference stock, preferred stock, and/or debt instruments or any combination of such securities, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

The Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of the Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly,

ALABAMA POWER COMPANY

By	/s/Mark A. Crosswhite
Mark A. Crosswhite Chairman, President and Chief Executive Officer

/s/Whit Armstrong Whit Armstrong	/s/Robert D. Powers Robert D. Powers
/s/David J. Cooper, Sr. David J. Cooper, Sr.	/s/Catherine J. Randall Catherine J. Randall
/s/Mark A. Crosswhite Mark A. Crosswhite	/s/C. Dowd Ritter C. Dowd Ritter
/s/O. B. Grayson Hall, Jr. O. B. Grayson Hall, Jr.	/s/R.Mitchell Shackleford III R. Mitchell Shackleford
/s/Anthony A. Joseph Anthony A. Joseph	/s/Philip C. Raymond Philip C. Raymond
/s/Patricia M. King Patricia M. King	/s/Anita Allcorn-Walker Anita Allcorn-Walker
/s/James K. Lowder James K. Lowder

Extract from minutes of meeting of the board of directors of Alabama Power Company.

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RESOLVED: That for the purpose of signing and filing with the Securities and Exchange Commission a Registration Statement or Statements under the Securities Act of 1933 with respect to the issue and sale of preference stock, preferred stock, and/or debt instruments and of amending such Registration Statement or Statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such Statement or Statements become effective), Alabama Power Company, the members of its Board of Directors and its officers are authorized to give their several powers of attorney to Art P. Beattie and Melissa K. Caen in substantially the form of power of attorney presented to this meeting.

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The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Alabama Power Company, duly held on January 27, 2017, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 24, 2017	ALABAMA POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary